SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 7, 2006 (December 6, 2006)
Date of Report (Date of earliest event reported)
SUPERIOR WELL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51435 (Commission File Number)	20-2535684 (IRS Employer Identification Number)
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(Address of principal executive offices)
(724) 465-8904
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On December 6, 2006, Superior Well Services, Inc.. (the “Company”) entered into an underwriting agreement for the public offering of an aggregate 4,600,000 shares of common stock (comprised of the offering of 3,000,000 primary shares of common stock by the Company and the offering of 1,600,000 shares of common stock by certain selling stockholders) and up to 690,000 additional shares of common stock to cover over-allotments, if any. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. Closing of the issuance and sale of the shares of common stock is scheduled for December 12, 2006.
Item 9.01. Financial Statements and Other Exhibits
     (d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated December 6, 2006, among the Company, the selling stockholders named therein and KeyBanc Capital Markets, a division of McDonald Investments Inc., as representative of the several underwriters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR WELL SERVICES, INC. (Registrant)
/s/ Thomas W. Stoelk
Thomas W. Stoelk
Vice President & Chief Financial Officer

Dated: December 7, 2006

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated December 6, 2006, among the Company, the selling stockholders named therein and KeyBanc Capital Markets, a division of McDonald Investments Inc., as representative of the several underwriters.